Exhibit 99.1

ACI Worldwide, Inc. 120 Broadway - Suite 3350 New York, NY 10271 646.348.6700 FAX 212.479.4000	News Release

For more information contact:

William J. Hoelting

Vice President, Investor Relations

402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects, Inc. Changes Name to ACI Worldwide, Inc.

Trading Symbol on NASDAQ Global Select Market to Change from TSAI to ACIW

(NEW YORK — July 24, 2007) — Transaction Systems Architects, Inc. (NASDAQ: TSAI), a leading international provider of software for electronic payment systems, today announced that its proposed name change to ACI Worldwide, Inc., was approved by its stockholders at its annual stockholders meeting. In connection with the name change, effective July 25, 2007, the Company begins trading on the NASDAQ Global Select Market under the symbol “ACIW”.

“This is another step in our strategic plan, designed to enhance and leverage our powerful brand,” said Philip G. Heasley, ACI Worldwide CEO. “The name change should make it easier for our various stakeholders to continue to follow our progress against our strategic goals.”

The Company’s operations will not be affected by the name change. The Company’s shareholders will not be required to exchange their Transaction Systems Architects, Inc. stock certificates for ACI Worldwide, Inc. stock certificates. The Transaction Systems Architects, Inc. stock certificates will continue to represent shares of the stock of the re-named Company.

The Company has been marketing products and services under the ACI Worldwide brand since 1993 and has gained significant market recognition under this name. The Company believes that changing its name aligns its corporate name with the operating unit that the public associates with its products and services, and will provide greater intangible value and even greater name recognition in the future.

About ACI Worldwide, Inc.

Every second of every day, ACI Worldwide solutions are at work processing electronic payments, managing risk, automating back office systems and providing application infrastructure services. ACI is a leading international provider of solutions for banking, retail and cross-industry systems. ACI serves more than 800 customers in 84 countries including many of the world’s largest financial institutions, retailers and payment processors. Visit ACI Worldwide at www.aciworldwide.com.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “will,” “expects,” “looks forward to” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding (i) Company’s believe that the name change will provide greater intangible value and even greater name recognition in the future.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed on May 11, 2006 and the Company’s Form 10-Q filed on June 29, 2007 and specifically the sections entitled “Factors That May Affect the Company’s Future Results or the Market Price of the Company’s Common Stock.”

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